Investor Relations
Contact: Quynh McGuire
724-539-6559

Media Relations
Contact: Joy Chandler
724-539-4618

DATE: October 24, 2007

FOR RELEASE: Immediate
Kennametal Announces 2-for-1 Stock Split; Increases Dividend by 14%
LATROBE, Pa., October 24, 2007 — Kennametal Inc. (NYSE: KMT) today announced that its Board of Directors has approved a split of the company’s common stock on a two-for-one basis along with a dividend increase of 14 percent.
The stock split will be effected through a stock dividend entitling each shareowner of record to receive one additional share of common stock for every one share owned. Additional shares issued as a result of the stock dividend will be distributed after the close of trading on December 18, 2007, to shareowners of record at the close of business on December 4, 2007. Shareowners do not need to exchange existing stock certificates and will receive a Direct Registration Statement at the time of the split, reflecting the newly issued shares.
“Today’s announcement of a stock split and dividend increase reflect the confidence of our Board of Directors and management in Kennametal’s growth strategies combined with the long-term business opportunities that lie ahead,” commented Kennametal President and CEO Carlos M. Cardoso. “Additionally, we believe that the split will make our stock more attractive to a broader investor base.”
Trading of Kennametal shares on a split-adjusted basis will begin on December 19, 2007, and guidance will be adjusted for the two-for-one stock split.
Dividend Increase
Kennametal also announced that its Board of Directors declared a quarterly cash dividend of $0.24 per share on a pre-split basis, which represents an increase of 14 percent. The dividend is payable November 19, 2007 to shareowners of record as of the close of business on November 7, 2007.

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not relate strictly to historical or current facts. You can identify forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance or event. Forward looking statements in this release concern, among other things, Kennametal’s anticipated date the additional shares of common stock will be distributed, confidence in its growth opportunities, and belief that the stock split will make our stock more attractive to a broader investor base, all of which are based on current expectations that involve inherent risks and uncertainties. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to: global and regional economic conditions; availability and cost of the raw materials we use to manufacture our products; our ability to protect our intellectual property in foreign jurisdictions; our foreign operations and international markets, such as currency exchange rates, different regulatory environments, trade barriers, exchange controls, and social and political instability; energy costs; commodity prices; competition; integrating recent acquisitions, as well as any future acquisitions, and achieving the expected savings and synergies; business divestitures; demands on management resources; future terrorist attacks or acts of war; labor relations; demand for and market acceptance of new and existing products; and implementation of restructuring plans and environmental remediation matters. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. These and other risks are more fully described in Kennametal’s latest annual report on Form 10-K and its other periodic filings with the Securities and Exchange Commission.
Kennametal Inc. (NYSE:KMT) is a leading global supplier of tooling, engineered components and advanced materials consumed in production processes. The company improves customers’ competitiveness by providing superior economic returns through the delivery of application knowledge and advanced technology to master the toughest of materials application demands. Companies producing everything from airframes to coal, from medical implants to oil wells and from turbochargers to motorcycle parts recognize Kennametal for extraordinary contributions to their value chains. Customers buy approximately $2.4 billion annually of Kennametal products and services — delivered by our 14,000 talented employees in over 60 countries — with some 50 percent of these revenues coming from outside the United States. Visit us at www.kennametal.com. [KMT-G]